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                                                                     EXHIBIT 2.7


                REIMBURSEMENT AGREEMENT (this "Agreement"), dated as of [    ],
                                               ---------
        between PRIMESTAR, INC., a Delaware corporation (the "Company") and
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        [TIME WARNER ENTERTAINMENT COMPANY, L.P., a Delaware Limited partnership
        ("TWE")/ COMCAST CORPORATION, a Pennsylvania corporation ("Comcast")/COX
          ---                                                      -------
        COMMUNICATIONS, INC., a Delaware corporation ("Cox")/ MEDIAONE OF
                                                       ---
        DELAWARE, INC., a Delaware corporation ("MediaOne")] (the "Account
                                                 --------
        Party").

        WHEREAS, the parties hereto and certain other parties are parties to a Merger and Contribution Agreement, dated as of February 6, 1998 (the "Restructuring Agreement"), pursuant to which the Restructuring Transaction (as
 -----------------------
defined therein) will be consummated by the parties or their respective affiliates.

        WHEREAS, the Account Party has arranged for the issuance by [insert bank] (the "Issuing Bank") of an Irrevocable Transferrable Letter of Credit No.
            ------------
[insert LC number], dated [    ], in the amount of [insert amount] (together
with any replacement or renewal thereof, the "Letter of Credit"). The
                                              ----------------
beneficiary of the Letter of Credit is [GE/Loral]. The Letter of Credit was issued pursuant to [an Addendum Regarding Letters of Credit dated as of October 18, 1996 (the "Addendum") among PRIMESTAR Partners L.P., a Delaware limited
               --------
partnership ("PRIMESTAR"), [GE/Loral], and the other parties thereto] and
              ---------
provides collateral security for certain obligations of PRIMESTAR to the beneficiary. The Account Party is obligated to reimburse the Issuing Bank for any drawings made under the Letter of Credit pursuant to a reimbursement agreement and/or other documentation between the Account Party and the Issuing Bank (collectively, the "Reimbursement Agreement").
                         -----------------------

        WHEREAS, as a condition to the Restructuring Transaction, the Company desires to assume all of the obligations of the Account Party under the Reimbursement Agreement and to indemnify the Account Party for any and all losses, claims, damages, liabilities, deficiencies, obligations, costs and expenses (collectively, "Losses") of the Account Party relating thereto.
                         ------

        NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable

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consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

        SECTION 1. Reimbursement Agreement. (a) The Company hereby assumes, and
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hereby convenants and agrees to satisfy and discharge in full when due, all payment obligations of the Account Party under the Reimbursement Agreement and the Letter of Credit, whether now existing or hereafter arising. As soon as practicable after receipt of any demand by the Issuing Bank for payment under the Reimbursement Agreement, or after receipt of notice of any drawing or demand for payment under the Letter of Credit, the Account Party shall give written notice thereof (or telephonic notice, promptly confirmed in writing) to the Company (a "Payment Notice"), setting forth the amount of the payment due under
            --------------
the Reimbursement Agreement in respect of such event (the "Payment Amount"), the
                                                           --------------
date and time such payment is due, and the applicable provisions of the Reimbursement Agreement under which such payment obligation arises. Any failure or delay by the Account Party in giving any Payment Notice hereunder shall not excuse the Company from any obligation of the Company to the Account Party hereunder, except to the extent that such failure or delay actually prejudices the Company.

        (b) Promptly upon receipt of any Payment Notice hereunder, the Company shall confirm to the Account Party the Company's intention to pay the Payment Amount in accordance with the Reimbursement Agreement. If the Company fails to give such confirmation by (i) 5:00 p.m., New York time, on the same day that it receives any Payment Notice, if such Payment Notice is received by 11:00 a.m., New York time, on a business day, or (ii) 5:00 p.m., New York time, on the next business day, if such Payment Notice is received after 11:00 a.m., New York time, or on a day that is not a business day, or if, having given such confirmation, the Company fails to make such payment by the later of (x) the date such payment was due under the Reimbursement Agreement and (y) the second business day after the date of such confirmation, then the Account Party shall have the right (but not the obligation) to pay the Payment Amount, (or any portion thereof) in accordance with the Reimbursement Agreement, and, in such event, the Company shall reimburse the Account Party for any amounts so paid, plus interest thereon at an annual rate equal to the rate per annum from time to time announced in New York City by The Bank of New York as its prime lending rate, plus 2%. The Account Party shall not otherwise make any payment under the Reimbursement Agreement without the consent of the Company, which shall not unreasonably be withheld or delayed.

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     (c) The Account Party shall not consent to any modification or amendment of the Reimbursement Agreement without the prior written consent of the Company, which shall not unreasonably be withheld or delayed.

     SECTION 2. Indemnification. (a) The Company hereby agrees to indemnify and
                ----------------
hold harmless, to the fullest extent permitted by law, the Account Party and its officers, directors, employees and agents, and each person who controls any of the foregoing persons (each, an "Indemnified Party"), from and against any and
                                 -----------------
all losses arising out of or relating to (i) any breach by the Company of its obligations under Section 1 hereof, or (ii) any claim, action, suit or proceeding by the Issuing Bank or any other third party (a "Claim") in
                                                            -----
connection with the Reimbursement Agreement or the Letter of Credit. The Company will reimburse each such Indemnified Party for all legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any Claims as they become due, including, subject to the last sentence of Section 2(b), below, any amounts paid in settlement of a claim.

     (b) Promptly after the receipt by any Indemnified Party of notice of any Claim that is subject to indemnification hereunder, such Indemnified Party shall give reasonable written notice to the Company. The Indemnified Party shall be entitled, at the sole expense and liability of the Company, to exercise full control of the defense, compromise or settlement of any such Claim unless the Company, within a reasonable time after the giving of such notice by the Indemnified Party, shall (i) acknowledge in writing to the Indemnified Party the Company's liability to the Indemnified Party for such Claim under the terms of this Section 2, (ii) notify the Indemnified Party in writing of the Company's intention to assume the defense thereof, and (iii) retain legal counsel reasonably satisfactory to the Indemnified Party to conduct the defense of such Claim. The Indemnified Party shall cooperate with the Company in assuring the defense, compromise or settlement of any such Claim in accordance herewith in any manner that the Company may reasonably request. If the Company so assumes the defense of any such Claim, the Indemnified Party shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel shall be the expense of the Indemnified Party unless (i) the Company has agreed to pay such fees and expenses, (ii) any relief other than the payment of money damages is sought against the Indemnified Party, or (iii) the Indemnified Party shall
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have been advised by its counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Company, and in any such case the fees and expenses of such separate counsel shall be borne by the Company. The Company shall not settle or compromise any such claim in which any relief other than the payment of money damages is sought against any Indemnified Party unless the Indemnified Party consents in writing to such compromise or settlement. No Indemnified Party shall settle or compromise any claim for which it is entitled to indemnification hereunder without the prior written consent of the Company, unless the Company shall have failed, after reasonable notice thereof, to undertake control of such Claim in the manner provided above in this Section 2.

          (c) As a condition to asserting any rights under this Section 2, each Indemnified Party must appoint [TWE/ Comcast/ Cox/ MediaOne] as its sole agent for all matters relating to any claim hereunder.

          SECTION 3.  No Offset.  The due payment and performance in full of the
                      ---------
Company's obligations to the Account Party hereunder shall be without regard to any counterclaim, right of offset or any other claim whatsoever that the Company may now or hereafter have against the Account Party or any other person, and no such counterclaim or offset shall be asserted by the Company in any action, suit or proceeding instituted by the Account Party or any other Indemnified Party for payment of the Company's obligations under this Agreement or otherwise.

          SECTION 4.  Entire Agreement; No Third-Party Beneficiaries.  This
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Agreement, the Restructuring Agreement, the Merger Agreements, the Asset
Transfer Agreements, the US West Guarantee, the Malone Letter, the Stockholders Agreement, the Registration Rights Agreement, the Newhouse Voting Agreement, the Voting Agreements, the Tax Sharing Agreement, the TSAT Merger Agreement, the TSAT Stockholders Agreement, the Drop Down Agreement and the TSAT Tempo Agreement (each as defined in the Restructuring Agreement) (a) constitute the entire agreement and understanding between the parties relating to the subject matter hereof and supersede all prior agreements and understandings between the parties with respect thereto and (b) except for the provisions of Section 2, are not intended to confer upon any person other than the parties hereto any rights or remedies.

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          SECTION 5.  No Waiver. No waiver by either party hereto of any term or
                      ---------
condition of this Agreement, in any one or more instances, shall operate as a waiver of such term or condition at any other time.

          SECTION 6.  Notices. Any notice or other communication that is
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required or that may be given in connection with this Agreement shall be in writing and shall be delivered personally, telecopied or sent by Federal Express or similar courier service, postage prepaid, and shall be deemed given when so received if delivered personally or by telecopy or, if mailed, seven (7) calendar days after the date of the mailing (three (3) calendar days in the case of express mail, Federal Express, or similar courier service), as follows:

     If to the Account Party:

     [ ]

     with a copy to:

     [ ]

     If to the Company:

     Primestar, Inc.
     8085 South Chester, Suite 300
     Englewood, Colorado 80112
     Facsimile: (303) 712-4977
     Attention: President

     with a copy to:

     Baker & Botts, LLP
     599 Lexington Avenue
     New York, NY 10022
     Facsimile: (212) 705-5125
     Attention of Marc A. Leaf, Esq.

          A party may change its address for the purposes of this Agreement by giving the other party written notice of its new address in the manner set forth above. Notice of change of address shall be effective upon receipt thereof.

          SECTION 7. Amendment. This Agreement may not be amended except by an
                     ---------
instrument in writing signed on behalf of each of the parties.

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          SECTION 8.   Assignment.  Neither this Agreement nor any of the
                       ----------
rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other party. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

          SECTION 9.   Governing Law.  This Agreement and the legal relations
                       -------------
between the parties hereto shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          SECTION 10.  Enforcement; Exclusive Jurisdiction.  (a) The parties
                       -----------------------------------
hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the State of New York or the State of Delaware and any court of the United States located in the Borough of Manhattan in New York City or the State of Delaware.

          (b) With respect to any suit, action or proceeding relating to this Agreement (collectively, a "Proceeding"), each party to this Agreement
                            ----------
irrevocably:

          (i) consents to and submits to the exclusive jurisdiction of the courts of the States of New York and Delaware and any court of the United States located in the Borough of Manhattan in New York City or the State of Delaware;

          (ii) waives any objection which such party may have at any time to the laying of venue of any Proceeding brought in any such court, waives any claim that such Proceeding has been brought in an inconvenient forum and further waives the right to object, with respect to such Proceeding, that such court does not have jurisdiction over such party; and

          (iii) consents to the service of process at the address set forth for notices in Section 6 herein; provided that such manner of service of process
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shall
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     not preclude the service of process in any other manner permitted under applicable law.

          SECTION 11.  Severability.  If any term or other provision of this
                       ------------
Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          SECTION 12.  Descriptive Headings.  The headings in this Agreement are
                       --------------------
for reference purposes only and do not form part of this Agreement, nor shall such headings in any way affect the meaning or interpretation of any provisions herein.

          SECTION 13.  Counterparts.  This Agreement may be executed in one or
                       ------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
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          SECTION 14.  Subordination.  Each of [TWE/ Comcast/ Cox/ MediaOne] and
                       -------------
the Company, for itself, its successors and assigns, covenants and agrees that all payment obligations of the Company to [TWE/ Comcast/ Cox/ MediaOne]
hereunder are and shall be subordinated in right of payment to the prior payment in full of all indebtedness of the Company, whether now existing or hereafter arising, to any financial institution (a "Senior Lender") to which the Company
                                          -------------
may from time to time be indebted for borrowed money, including principal, accrued interest and any other amounts with respect thereto (the "Senior Debt").
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In that connection, [TWE/ Comcast/ Cox/ MediaOne] hereby agrees to execute and deliver any and all agreements regarding the subordination of the Company's payment obligations hereunder to the Senior Debt as may from time to time be reasonably requested by the Senior Lender.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                              PRIMESTAR, INC.


                              By:
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                                 Name:
                                 Title:


                              [_]


                              By:
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                                 Name:
                                 Title: